UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 4, 2015

DATARAM CORPORATION

(Exact name of registrant as specified in its charter)

New Jersey	1-8266	22-18314-09
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Route 571, P.O. Box 7258, Princeton, NJ		08543-7528
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (609) 799-0071

(Former name of former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 – Securities and Trading Markets

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On February 4, 2015, Dataram Corporation (the “Company” or “we”) received a letter dated February 4, 2015, from the Listing Qualifications Department of The NASDAQ Stock Market LLC (“NASDAQ”) notifying us that we no longer comply with NASDAQ’s audit committee requirements as set forth in listing Rule 5605. Such Rule requires that our Audit Committee have a minimum of three members, each of whom is an independent director.  Concurrently with our appointment of David A. Moylan as interim President and CEO, he resigned his position as a member of our Audit Committee. As a result, our Audit Committee currently has two members, each of whom is an independent director – Michael E. Markulec and Richard D. Butler Jr.

In the letter, NASDAQ notified the Company that, consistent with Listing Rule 5605(c)(4), we have a cure period in order to regain compliance as follows:

•	Until the earlier of our next annual shareholders’ meeting or January 22, 2016; or
•	If our next annual shareholders’ meeting is held before July 21, 2015, then we must evidence compliance no later than that date.

If we were not to regain compliance prior to the expiration of the cure period, NASDAQ’s Rules require that we be provided with written notification that our common stock will be delisted from The NASDAQ Stock Market. If we were to receive such notification, we would have the right to appeal that determination to NASDAQ’s Hearings Panel. To avoid that contingency and as a matter of good corporate governance, contemporaneously with David’s change in status, we initiated a search process for at least one additional independent member for our Board of Directors and Audit Committee and intend, once again, to be fully compliant with the Rule prior to the expiration of the cure period.

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective February 13, 2015, Jeffrey H. Duncan, Vice President of Manufacturing and Engineering, a position he has held since 1995, will retire. Mr. Duncan joined us in 1974 and, in 1995, assumed his current position. His various duties will be re-assigned internally. We have entered into a Separation and Release of Claims Agreement with Mr. Duncan, pursuant to which he will continue receive his base salary for the following six months.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATARAM CORPORATION
(Registrant)

Date: February 6, 2015
/s/ DAVID A. MOYLAN
(Signature)
David A. Moylan
Chairman and Chief Executive Officer